UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2014

AVEO Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34655	04-3581650
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 East Kendall Street Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 299-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 TERMINATION OF MATERIAL DEFINITIVE AGREEMENT.

On February 12, 2014, AVEO Pharmaceuticals, Inc., a Delaware corporation and the registrant (the “Company”) received from Astellas Pharma Inc., a Japanese corporation (“Astellas”) a notice of termination (the “Notice”) of the Collaboration and License Agreement, dated February 16, 2011, by and among the Company, AVEO Pharma Limited, Astellas, Astellas US LLC and Astellas Pharma Europe Limited (the “Agreement”). Under the Agreement, the Company and Astellas shared responsibility for continued development and commercialization of tivozanib in North America and Europe under a joint development plan and joint commercialization plan.

Pursuant to the terms of the Agreement, the termination of the Agreement will be effective 180 days from the date of the Notice, or August 11, 2014. Tivozanib rights will be returned to the Company and committed development costs, including the costs of winding down discontinued tivozanib clinical development programs, will be shared equally.

Item 8.01 OTHER EVENTS.

On February 14, 2014, the Company and Astellas issued a joint press release announcing the termination of the Agreement. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information contained in Item 1.02 above is incorporated by reference to this Item 8.01.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) The following exhibits are included in this report:

Exhibit No.	Description

99.1	Press release issued by the Company on February 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVEO Pharmaceuticals, Inc.

Date: February 14, 2014

By:	/s/ Tuan Ha-Ngoc
Tuan Ha-Ngoc
President and Chief Executive Officer